CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 30, 1999, relating to the financial statements and financial highlights which appears in the June 30, 1999 Annual Report of the HomeState Mutual Funds, which is incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.



PricewaterhouseCoopers LLP
Milwaukee, WI
June 29, 2000